EXHIBIT 23


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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statements (Forms S-3 Nos. 33-65017 and 333-01599 and Form S-4 No. 333-12353)
of First Commercial Corporation and in the related Prospectuses of our report dated January 30, 1997, with respect to the consolidated financial statements of First Commercial Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1996.

    We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1987 Incentive and Nonqualified Stock Option Plans of First Commercial Corporation (No. 33-79462), and the Employee Stock Ownership Credit and 401(k) Plan of First Commercial Corporation (No. 333-02565) of our report dated January 30, 1997, with respect to the consolidated financial statements of First Commercial Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.



                                                     /s/Ernst & Young LLP

Little Rock, Arkansas
March 11, 1997